QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 033-95702, 033-97542, 333-02892, 333-20245, 333-24493, 333-30328 and 333-123434 of Protection One, Inc. on Form S-8, Registration Statement No. 333-140362 of Protection One, Inc. on Post-Effective Amendment No. 2 to Form S-3 and on Post-Effective Amendment No. 3 to Form S-8, Registration Statement No. 333-140362 of Protection One, Inc. on Amendment No. 1 to Form S-4 and in Registration Statement No. 333-50383 of Protection One, Inc. and Protection One Alarm Monitoring, Inc. on Form S-3, of our reports dated March 17, 2008, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting for share-based compensation in 2006) relating to the consolidated financial statements and consolidated financial statement schedules of Protection One, Inc., and the effectiveness of Protection One, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Protection One, Inc. and Protection One Alarm Monitoring, Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
March 17, 2008

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM